     EXHIBIT M

COMPARISON OF CURRENT AND PROPOSED FUNDAMENTAL
INVESTMENT RESTRICTIONS REGARDING INDUSTRY CONCENTRATION

Fund Name	Current Fundamental Concentration Restriction	Proposed Fundamental Concentration Restriction
Franklin Mutual Financial Services Fund	[The Fund may not]: Invest more than 25% of the value of its assets in a particular industry (except that U.S. government securities are not considered an industry and except that Financial Services will invest more than 25% of its assets in the financial services industry).

[The Fund may not]: Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in the securities issued by companies operating in the financial services industry.[1]

[1]Although not part of the Fund’s fundamental investment restriction, for illustration purposes, such industries currently include, but are not limited to, banking, savings and loans, credit cards, securities brokerage, sub-prime lending, investment management and insurance.

Franklin Real Estate Securities Fund

Invest more than 25% of the Fund’s assets (at the time of the most recent investment) in any single industry, except that the Fund will concentrate its investments in real estate securities, and except that, to the extent this restriction is applicable, all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment goal and policies as the Fund.

[The Fund may not]: Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in the securities issued by companies operating within the real estate industry and related industries.[1]

Franklin Global Real Estate Fund	None

[1]Although not part of the Fund’s fundamental investment restriction, for illustration purposes, such companies currently include, but not are limited to, real estate investment trusts, real estate operating or service companies, homebuilders, real estate developers and lodging providers.

Franklin Biotechnology Discovery Fund	Concentrate its investments in any industry except that the Fund will invest at least 25% of its total assets in equity securities of biotechnology companies.

[The Fund may not]: Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in the securities issued by companies operating within the biotechnology industries.[1]

[1] Although not part of the Fund’s fundamental investment restriction, for illustration purposes, such companies currently include, but are not limited to, those involved in biotechnology research, development, and manufacture, the distribution of various biotechnological or biomedical products, services and processes and the application and development of biotechnology in areas such as health care, pharmaceuticals and agriculture.

Franklin Global Health Care Fund	Concentrate in any industry except that the Fund will invest at least 25% of total assets in the group of health care industries consisting of pharmaceuticals, biotechnology, health care services, medical supplies and medical technology.

[The Fund may not]: Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in the securities issued by domestic and foreign companies operating within the health care industry and related industries. [1]

[1] Although not part of the Fund’s fundamental investment restriction, for illustration purposes, such industries currently include, but are not limited to, pharmaceuticals, biotechnology, health care services, medical supplies and medical technology.

Franklin Global Communications Fund	Concentrate in any industry, except that the Fund will invest at least 25% of total assets in the equity and debt securities issued by domestic and foreign companies in the utilities industries.

[The Fund may not]: Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in securities issued by domestic and foreign companies operating in the communications industries.[1]

[1] Although not part of the Fund’s fundamental investment restriction, for illustration purposes, such industries currently include, but are not limited to, telecommunications and other communication services, distribution and provision of information and other content, and the sale, manufacture and/or distribution of communications equipment and components.

Franklin Natural Resources Fund	Concentrate in any industry, except that under normal circumstances the Fund will invest at least 25% of total assets in the securities issued by domestic and foreign companies operating within the natural resources sector; except that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and policies as the Fund.

[The Fund may not]: Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in the securities issued by domestic and foreign companies operating within the natural resources industries.[1]

[1] Although not part of the Fund’s fundamental investment restriction, for illustration purposes, such industries currently include, but are not limited to, integrated oil, oil and gas exploration and production, gold and other precious metals, steel and iron ore production, energy services and technology, base metal production, forest products, farming products, paper products, chemicals, building materials, coal, alternative energy sources and environmental services.

Franklin Utilities Fund	Utilities Fund also has policies that concentration of investments in a single industry may not exceed 25% of its assets, except that Utilities Fund will concentrate its investments in the utilities industry.

As a fundamental policy, the Fund’s assets may be invested in securities of an issuer engaged in the public utilities industry, or held in cash or cash equivalents.

[The Fund may not]: Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in the securities issued by companies operating in the utilities industries.[1]

[1] Although not part of the Fund’s fundamental investment restriction, for illustration purposes, such industries currently include, but are not limited to, electricity, natural gas, water, and communication services.

Franklin Gold and Precious Metals Fund	The Fund may concentrate (invest more than 25% of total assets) in securities of issuers engaged in mining, processing, or dealing in gold, or other precious metals.	[The Fund may not]: Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in the securities issued by companies engaged in the mining, processing or dealing in gold or other precious metals.
Franklin Technology Fund	[The Fund] [c]oncentrates its investments in equity securities of companies in the technology sector, including companies expected to benefit from the development, advancement, and use of technology.

[The Fund may not]: Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in the securities issued by companies operating within the technology industries.[1]

[1] Although not part of the Fund’s fundamental investment restriction, for illustration purposes, such industries currently include, but are not limited to, computer software; information technology services, computing hardware, peripherals and components; telecommunications; health technology and biotechnology; and aerospace and defense technologies.

Franklin Floating Rate Daily Access Fund	Invest more than 25% of its total assets in the securities of issuers in any one industry; provided that this limitation shall not apply with respect to obligations issued or guaranteed by the U.S. government or by its agencies or instrumentalities; and provided further that the Fund will invest more than 25% and may invest up to 100% of its assets in securities of issuers in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies.

[The Fund may not]: Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in securities of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies.[1]

[1] For purposes of this restriction, the Fund currently considers such companies to include the Borrower, the Agent Bank and any Intermediate Participant (as defined in the Fund’s prospectus).